The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated November 19, 2024

PRICING SUPPLEMENT dated November , 2024

(To the Prospectus and Prospectus Supplement, each dated
April 13, 2023, Product Supplement no. WF-1-I dated April
13, 2023, Underlying Supplement no. 1-I dated April 13,
2023 and Prospectus Addendum dated June 3, 2024)

Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-270004 and 333-270004-01

JPMorgan Chase Financial Company LLC Global Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

Market Linked Securities — Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the Russell 2000® Index due November 30, 2029

■  Linked to the lowest performing of the iShares® MSCI EAFE ETF and the Russell 2000® Index (each referred to as an “Underlying”)

■  Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than or less than the principal amount of the securities, depending on the performance of the lowest performing Underlying. The lowest performing Underlying is the Underlying that has the lowest underlying return (i.e., the lowest percentage change from its starting value to its ending value). The maturity payment amount will reflect the following terms:

■  If the value of the lowest performing Underlying increases, remains flat or decreases but is not less than 75% of its starting value (its “threshold value”), you will receive the principal amount plus a return equal to the greater of (i) a contingent minimum return of at least 44.15% (to be provided in the pricing supplement) of the principal amount and (ii) 100% of the percentage increase in value of the lowest performing Underlying from its starting value.

■  If the value of the lowest performing Underlying decreases and is less than its threshold value, you will have full downside exposure to the decrease in the value of that Underlying from its starting value, and you will lose more than 25%, and possibly all, of the principal amount.

■  Investors may lose some or all of the principal amount.

■  Your return on the securities will depend solely on the performance of the lowest performing Underlying. You will not benefit in any way from the performance of the better performing Underlying. Therefore, you will be adversely affected if either Underlying performs poorly, even if the other Underlying performs favorably.

■  The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

■  No periodic interest payments or dividends

■  No exchange listing; designed to be held to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” on page PS-9 in this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Fees and Commissions(2)(3)	Proceeds to Issuer
Per Security	$1,000.00	$7.70	$992.30
Total
(1)	See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the securities.
(2)	Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of up to $7.70 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $1.50 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $1.20 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	In respect of certain securities sold in this offering, J.P. Morgan Securities LLC, which we refer to as JPMS, may pay a fee of up to $1.50 per security to selected dealers in consideration for marketing and other services in connection with the distribution of the securities to other dealers.

If the securities priced today, the estimated value of the securities would be approximately $978.80 per security. The estimated value of the securities, when the terms of the securities are set, will be provided in the pricing supplement and will not be less than $950.00 per security. See “The Estimated Value of the Securities” in this pricing supplement for additional information.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Wells Fargo Securities

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the Russell 2000® Index due November 30, 2029

Terms of the Securities

Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Underlyings:	iShares® MSCI EAFE ETF (Bloomberg ticker: EFA) (referred to as the “Fund”) and Russell 2000® Index (Bloomberg ticker: RTY) (referred to as the “Index” and collectively with the Fund as the “Underlyings”)
Pricing Date[1]:	November 27, 2024
Issue Date[1]:	December 3, 2024
Calculation Day[1,2]:	November 27, 2029
Stated Maturity Date[1,2]:	November 30, 2029
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Maturity Payment Amount:

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•       if the ending value of the lowest performing Underlying is greater than or equal to its threshold value: $1,000 plus the greater of:

(i)       the contingent minimum return; and

(ii)       $1,000 × underlying return of the lowest performing Underlying × upside participation rate; or

•       if the ending value of the lowest performing Underlying is less than its threshold value:

$1,000 + ($1,000 × underlying return of the lowest performing Underlying)

If the ending value of the lowest performing Underlying is less than its threshold value, you will have full downside exposure to the decrease in the value of that Underlying from its starting value and will lose more than 25%, and possibly all, of the principal amount of your securities at maturity.

Lowest Performing Underlying:	The “lowest performing Underlying” will be the Underlying with the lowest underlying return.
Contingent Minimum Return:	The “contingent minimum return” will be provided in the pricing supplement and will be at least 44.15% of the principal amount (at least $441.50 per security). The contingent minimum return is payable only if the ending value of the lowest performing Underlying is greater than or equal to its threshold value.
Underlying Return:	The “underlying return” with respect to an Underlying is the percentage change from its starting value to its ending value, calculated as follows: ending value – starting value starting value
Upside Participation Rate:	The “upside participation rate” is 100%.
Threshold Value:	With respect to the Fund: $ , which is equal to 75% of its starting value With respect to the Index: , which is equal to 75% of its starting value
Starting Value:	With respect to the Fund: $ , its closing value on the pricing date With respect to the Index: , its closing value on the pricing date
Ending Value:	The “ending value” of an Underlying will be its closing value on the calculation day

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the Russell 2000® Index due November 30, 2029

Closing Value:

With respect to the Fund, “closing value” has the meaning assigned to “fund closing price” as set forth under “The Underlyings — Funds — Certain Definitions” in the accompanying product supplement. The closing value of the Fund is subject to adjustment through the adjustment factor as described in the accompanying product supplement.

With respect to the Index, “closing value” has the meaning assigned to “closing level” as set forth under “The Underlyings — Indices — Certain Definitions” in the accompanying product supplement.

Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the accompanying product supplement.
Calculation Agent:	J.P. Morgan Securities LLC (“JPMS”)
Tax Considerations:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP:	48135VVC9
Fees and Commissions:

Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of up to $7.70 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $1.50 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $1.20 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

In addition, in respect of certain securities sold in this offering, JPMS may pay a fee of up to $1.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We, WFS or an affiliate may enter into swap agreements or related hedge transactions with one of our or their other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS, WFS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Supplemental Use of Proceeds” below and “Use of Proceeds and Hedging” in the accompanying product supplement.

1 Expected. In the event that we make any change to the expected pricing date or issue date, the calculation day and/or the stated maturity date may be changed so that the stated term of the securities remains the same.

2 Subject to postponement in the event of a non-trading day or a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the Russell 2000® Index due November 30, 2029

Additional Information about the Issuer, the Guarantor and the Securities

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. WF-1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029547/ea152823_424b2.pdf
•	Underlying supplement no. 1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf
•	Prospectus supplement and prospectus, each dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
•	Prospectus addendum dated June 3, 2024:

http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the Russell 2000® Index due November 30, 2029

The Estimated Value of the Securities

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates” in this pricing supplement.

The estimated value of the securities will be lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Will Be Lower Than the Original Issue Price (Price to Public) of the Securities” in this pricing supplement.

Secondary Market Prices of the Securities

For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the securities will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be approximately five months. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period” in this pricing supplement.

Supplemental Use of Proceeds

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “Hypothetical Examples and Returns” in this pricing supplement for an illustration of the risk-return profile of the securities and “The iShares® MSCI EAFE ETF and the” “The Russell 2000® Index” in this pricing supplement for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Supplemental Terms of the Securities

Any values of the Underlyings, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the securities. Notwithstanding anything to the contrary in the indenture governing the securities, that amendment will become effective without consent of the holders of the securities or any other party.

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the Russell 2000® Index due November 30, 2029

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You seek a contingent minimum return at maturity of at least 44.15% (to be provided in the pricing supplement) of the principal amount if the ending value of the lowest performing Underlying is greater than or equal to its threshold value and full exposure to the upside performance of the lowest performing Underlying above the contingent minimum return.
▪	You anticipate that the ending value of the lowest performing Underlying will be greater than or equal to its threshold value, and you are willing and able to accept the risk that, if the ending value of the lowest performing Underlying is less than its threshold value, you will lose more than 25%, and possibly all, of the principal amount of your securities at maturity.
▪	You understand that the return on the securities will depend solely on the performance of the lowest performing Underlying and that you will not benefit in any way from the performance of the better performing Underlyings.
▪	You understand that the securities are riskier than alternative investments linked to only one of the Underlyings or linked to a basket composed of both Underlyings.
▪	You understand and are willing to accept the full downside risks of both of the Underlyings.
▪	You are willing and able to accept the risks associated with an investment linked to the performance of the lowest performing Underlying, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the Fund or the securities held by or composing the Underlyings, nor will you have any voting rights with respect to the Fund or the securities held by or composing the Underlyings.
▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity.
▪	You are willing and able to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The securities may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You seek an investment that provides for the full repayment of principal at maturity.
▪	You anticipate that the ending value of the lowest performing Underlying will be less than its threshold value, or you are unwilling or unable to accept the risk that, if the ending value of the lowest performing Underlying is less than its threshold value, you will lose more than 25%, and possibly all, of the principal amount of your securities at maturity.
▪	You seek exposure to a basket composed of both Underlyings or a similar investment in which the overall return is based on a blend of the performances of the Underlyings, rather than solely on the lowest performing Underlying.
▪	You are unwilling to accept the risk of exposure to each of the Underlyings.
▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the lowest performing Underlying, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You seek an investment that entitles you to dividends or distributions that may be paid to holders of the Fund or the securities held by or composing the Underlyings, or voting rights related to, the Fund or the securities held by or composing the Underlyings.
▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity.
▪	You are unwilling or unable to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the Russell 2000® Index due November 30, 2029

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” section in this pricing supplement, the “Risk Factors” sections in the accompanying prospectus supplement and product supplement and Annex A to the accompanying prospectus addendum. For more information about the Underlyings, please see the sections titled “The iShares® MSCI EAFE ETF and “The Russell 2000® Index” below.

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the Russell 2000® Index due November 30, 2029

Determining the Maturity Payment Amount

On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Underlying is the lowest performing Underlying. The lowest performing Underlying is the Underlying that has the lowest underlying return, calculated for each Underlying as the percentage change from its starting value to its ending value.

Step 2: Calculate the maturity payment amount based on the underlying return of the lowest performing Underlying, as follows:

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the Russell 2000® Index due November 30, 2029

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in any or all of the Underlyings or any of the securities held by or composing the Underlyings. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If the Ending Value of the Lowest Performing Underlying Is Less Than Its Threshold Value, You Will Lose More Than 25%, and Possibly All, of the Principal Amount of Your Securities at Maturity — The securities do not guarantee the full return of principal. The return on the securities at maturity is linked to the performance of the lowest performing Underlying and will depend on whether, and the extent to which, that Underlying has appreciated or depreciated. If the ending value of the lowest performing Underlying is less than its threshold value, you will lose 1% of the principal amount of the securities for every 1% that its ending value is less than its starting value. Accordingly, under these circumstances, you will lose more than 25%, and possibly all, of your principal amount at maturity.
•	Your Ability to Receive the Contingent Minimum Return May Terminate on the Calculation Day — If the ending value of the lowest performing Underlying is less than its threshold value, you will not be entitled to receive the contingent minimum return at maturity. Under these circumstances, you will lose more than 25%, and possibly all, of your principal amount at maturity.
•	The Securities Are Subject to the Credit Risks of JPMorgan Financial and JPMorgan Chase & Co. — Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
•	As a Finance Subsidiary, JPMorgan Financial Has No Independent Operations and Has Limited Assets — As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the securities. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the securities as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
•	You Are Exposed to the Risk of Decline in the Value of Each Underlying — Payments on the securities are not linked to a basket composed of the Underlyings and are contingent upon the performance of each individual Underlying. Poor performance by either of the Underlyings over the term of the securities may negatively affect your maturity payment amount and will not be offset or mitigated by positive performance by the other Underlying. Your maturity payment amount will be determined by the lowest performing Underlying.
•	Your Maturity Payment Amount Will Be Determined by the Lowest Performing Underlying — Because the maturity payment amount will be determined based on the performance of the lowest performing Underlying, you will not benefit from the performance of the other Underlying. Accordingly, if the ending value of either Underlying is less than its threshold value, you will lose some or all of your principal amount at maturity, even if the ending value of the other Underlying is greater than or equal to its starting value.
•	You Will Be Subject to Risks Resulting from the Relationship Between the Underlyings — It is preferable from your perspective for the Underlyings to be correlated with each other so that their values will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underlyings will not exhibit this relationship. The less correlated the Underlyings, the more likely it is that one of the Underlyings will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underlyings to perform poorly; the performance of the better performing Underlying is not relevant to your return on the securities. It is impossible to predict what the relationship between the Underlyings will be over the term of the securities.

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the Russell 2000® Index due November 30, 2029

•	The Benefit Provided by the Threshold Value May Terminate on the Calculation Day — If the ending value of either Underlying is less than its threshold value, the benefit provided by the threshold value will terminate and you will be fully exposed to any depreciation of the lowest performing Underlying.
•	No Interest or Dividend Payments or Voting Rights — As a holder of the securities, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Fund or the securities held by the Fund or included in the Index would have.
•	Lack of Liquidity — The securities will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS or WFS is willing to buy the securities. You may not be able to sell your securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.
•	The Final Terms and Estimated Valuation of the Securities Will Be Provided in the Pricing Supplement — You should consider your potential investment in the securities based on the minimums for the estimated value of the securities and the contingent minimum return.
•	The U.S. Federal Tax Consequences of the Securities Are Uncertain, and May Be Adverse to a Holder of the Securities — See “Tax Considerations” below and “Risk Factors — Risks Relating to the Notes Generally — The tax consequences of an investment in the notes are uncertain” in the accompanying product supplement.

Risks Relating to Conflicts of Interest

•	Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities when the terms of the securities are set, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

•	The Estimated Value of the Securities Will Be Lower Than the Original Issue Price (Price to Public) of the Securities — The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities will exceed the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates — The estimated value of the securities is determined by reference to internal pricing models of our affiliates when the terms of the securities are set. This estimated value of the securities is based on market conditions and other relevant factors existing at that time and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate — The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the Russell 2000® Index due November 30, 2029

funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

•	The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period — We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Secondary Market Prices of the Securities” in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
•	Secondary Market Prices of the Securities Will Likely Be Lower Than the Original Issue Price of the Securities — Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the stated maturity date could result in a substantial loss to you. See the immediately following risk consideration for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Lack of Liquidity” above.

•	Many Economic and Market Factors Will Impact the Value of the Securities — As described under “The Estimated Value of the Securities” in this pricing supplement, the securities can be thought of as securities that combine a fixed-income debt component with one or more derivatives. As a result, the factors that influence the values of fixed-income debt and derivative instruments will also influence the terms of the securities at issuance and their value in the secondary market. Accordingly, the secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the values of the Underlyings, including:
•	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
•	customary bid-ask spreads for similarly sized trades;
•	our internal secondary market funding rates for structured debt issuances;
•	the actual and expected volatility of the Underlyings;
•	the time to maturity of the securities;
•	the dividend rates on the Fund and the equity securities held by the Fund or included in the Index;
•	the occurrence of certain events affecting the Fund that may or may not require an adjustment to the adjustment factor of the Fund;
•	the actual and expected positive or negative correlation between the Underlyings, or the actual or expected absence of any such correlation;
•	interest and yield rates in the market generally; and
•	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Underlyings

•	There Are Risks Associated with the Fund — Although shares of the Fund are listed for trading on a securities exchange and a number of similar products have been trading on a securities exchange for varying periods of time, there is no assurance that an

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the Russell 2000® Index due November 30, 2029

active trading market will continue for the shares of the Fund or that there will be liquidity in the trading market. The Fund is subject to management risk, which is the risk that the investment strategies of the Fund’s investment adviser, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market price of the shares of the Fund and, consequently, the value of the securities.

•	The Performance and Market Value of the Fund, Particularly During Periods of Market Volatility, May Not Correlate with the Performance of the Fund’s Fund Underlying Index As Well As the Net Asset Value Per Share — The Fund does not fully replicate its fund underlying index (as defined under “The iShares ® MSCI EAFE ETF” below) and may hold securities different from those included in its fund underlying index. In addition, the performance of the Fund will reflect additional transaction costs and fees that are not included in the calculation of its fund underlying index. All of these factors may lead to a lack of correlation between the performance of the Fund and its fund underlying index. In addition, corporate actions with respect to the equity securities underlying the Fund (such as mergers and spin-offs) may impact the variance between the performances of the Fund and its fund underlying index. Finally, because the shares of the Fund are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the Fund may differ from the net asset value per share of the Fund.

During periods of market volatility, securities underlying the Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the Fund and the liquidity of the Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the Fund. As a result, under these circumstances, the market value of shares of the Fund may vary substantially from the net asset value per share of the Fund. For all of the foregoing reasons, the performance of the Fund may not correlate with the performance of its fund underlying index as well as the net asset value per share of the Fund, which could materially and adversely affect the value of the securities in the secondary market and/or reduce any payment on the securities.

•	The Securities Are Subject to Non-U.S. Securities Risk with Respect to the Fund — The equity securities held by the Fund have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries and/or the securities markets in the home countries of the issuers of those non-U.S. equity securities. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC.
•	The Securities Are Subject to Currency Exchange Risk with Respect to the Fund — Because the prices of the equity securities held by the Fund are converted into U.S. dollars for purposes of calculating the net asset value of the Fund, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which the equity securities held by the Fund trade. Your net exposure will depend on the extent to which those currencies strengthen or weaken against the U.S. dollar and the relative weight of equity securities held by the Fund denominated in each of those currencies. If, taking into account the relevant weighting, the U.S. dollar strengthens against those currencies, the price of the Fund will be adversely affected and any payment on the securities may be reduced.
•	The Anti-Dilution Protection for the Fund Is Limited and May Be Discretionary — The calculation agent will, in its sole discretion, adjust the adjustment factor, which will be set initially at 1.0, of the Fund for certain events affecting the Fund, such as stock splits. However, the calculation agent is not required to make an adjustment for every event that can affect the Fund. If such a dilution event occurs and the calculation agent is not required to make an adjustment, the value of the securities may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any dilutive or concentrative effect, but the calculation agent is under no obligation to do so.
•	An Investment in the Securities Is Subject to Risks Associated with Small Capitalization Stocks with Respect to the Index — The equity securities included in the Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.
•	The Maturity Payment Amount Will Depend upon the Performance of Each Underlying and Therefore the Securities Are Subject to the Following Risks, Each as Discussed in More Detail in the Accompanying Product Supplement.
•	You Will Have No Ownership Rights in Any Underlying or Any of the Securities Held by or Included in the Underlyings. Investing in the securities is not equivalent to investing directly in either Underlying or any of the securities underlying the Underlyings or exchange-traded or over-the-counter instruments based on any of the foregoing. As an investor in the securities, you will not have any ownership interests or rights in any of the foregoing.

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the Russell 2000® Index due November 30, 2029

•	Historical Values of an Underlying Should Not Be Taken as an Indication of the Future Performance of That Underlying During the Term of the Securities.
•	The Policies of the Investment Adviser for the Fund, and the Sponsor of Its Fund Underlying Index, Could Affect the Value of, and Any Amount Payable on, the Securities.
•	We Cannot Control Actions by Any of the Unaffiliated Companies Whose Securities Are Held by or Included in an Underlying.
•	We and Our Affiliates Have No Affiliation with Any Index Sponsor or the Sponsor of the Fund and Have Not Independently Verified Its Public Disclosure of Information.
•	The Sponsor of the Index May Adjust the Index in a Way That Affects Its Value, and No Underlying Sponsor Has an Obligation to Consider Your Interests.

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the Russell 2000® Index due November 30, 2029

Hypothetical Examples and Returns

The payout profile and return table below illustrate the maturity payment amount for a security on a hypothetical offering of securities based on a range of hypothetical underlying returns of the lowest performing Underlying, with the assumptions set forth in the table below. The examples below illustrate the maturity payment amount for a security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the examples below. The terms used for purposes of these hypothetical examples do not represent the actual starting value or threshold value of any Underlying.

The hypothetical starting value of 100.00 for each Underlying has been chosen for illustrative purposes only and may not represent a likely actual starting value of any Underlying. The actual starting value for each Underlying will be the closing value of that Underlying on the pricing date and will be specified in the pricing supplement. For historical data regarding the actual closing values of the Underlyings, please see the historical information set forth under “The iShares® MSCI EAFE ETF and “The Russell 2000® Index” in this pricing supplement.

The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The payout profile, return table and examples below do not take into account any tax consequences from investing in the securities. The actual maturity payment amount and resulting pre-tax total rate of return will depend on the actual terms of the securities.

Hypothetical Contingent Minimum return:	44.15% per security (the minimum contingent minimum return)
Hypothetical Starting Value:	For each Underlying, 100.00
Hypothetical Threshold Value:	For each Underlying, 75.00 (75% of its hypothetical starting value)

Hypothetical Payout Profile

contingent minimum return of 44.15% of the principal amount
full downside exposure for decrease of more than 25%
-25%
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return at Maturity
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
Underlying Return of Lowest Performing Underlying at Maturity
Hypothetical Security Return
Hypothetical Underlying Return of the Lowest Performing Index

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the Russell 2000® Index due November 30, 2029

Hypothetical Returns

Hypothetical ending value of the lowest performing Underlying	Hypothetical underlying return of the lowest performing Underlying	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(1)
200.00	100.00%	$2,000.00	100.00%
175.00	75.00%	$1,750.00	75.00%
150.00	50.00%	$1,500.00	50.00%
144.15	44.15%	$1,441.50	44.15%
140.00	40.00%	$1,441.50	44.15%
130.00	30.00%	$1,441.50	44.15%
120.00	20.00%	$1,441.50	44.15%
110.00	10.00%	$1,441.50	44.15%
105.00	5.00%	$1,441.50	44.15%
102.50	2.50%	$1,441.50	44.15%
100.00	0.00%	$1,441.50	44.15%
90.00	-10.00%	$1,441.50	44.15%
80.00	-20.00%	$1,441.50	44.15%
75.00	-25.00%	$1,441.50	44.15%
74.00	-26.00%	$740.00	-26.00%
70.00	-30.00%	$700.00	-30.00%
60.00	-40.00%	$600.00	-40.00%
50.00	-50.00%	$500.00	-50.00%
25.00	-75.00%	$250.00	-75.00%
0.00	-100.00%	$0.00	-100.00%

(1)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the principal amount of $1,000.

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the Russell 2000® Index due November 30, 2029

Hypothetical Examples

Example 1. Maturity payment amount is greater than the principal amount and reflects a return equal to the contingent minimum return, which is greater than the percentage increase in the closing value of the lowest performing Underlying from its hypothetical starting value to its hypothetical ending value:

	iShares® MSCI EAFE ETF	Russell 2000® Index
Hypothetical starting value:	$100.00	100.00
Hypothetical ending value:	$110.00	145.00
Hypothetical threshold value:	$75.00	75.00
Hypothetical underlying return (ending value – starting value)/starting value:	10.00%	45.00%

Step 1: Determine which Underlying is the lowest performing Underlying.

In this example, the Fund has the lowest underlying return and is, therefore, the lowest performing Underlying.

Step 2: Determine the maturity payment amount based on the underlying return of the lowest performing Underlying.

Because the hypothetical ending value of the lowest performing Underlying is greater than its hypothetical threshold value, the maturity payment amount per security would be equal to the principal amount of $1,000 plus a positive return equal he greater of:

(i) the contingent minimum return of $441.50; and

(ii) $1,000 × underlying return of the lowest performing Underlying × upside participation rate

$1,000 × 10.00% × 100%

= $100.00

On the stated maturity date, you would receive $1,441.50 per security.

Example 2. Maturity payment amount is greater than the principal amount and reflects a return equal to the underlying return of the lowest performing Underlying, which is greater than the contingent minimum return:

	iShares® MSCI EAFE ETF	Russell 2000® Index
Hypothetical starting value:	$100.00	100.00
Hypothetical ending value:	$170.00	150.00
Hypothetical threshold value:	$75.00	75.00
Hypothetical underlying return (ending value – starting value)/starting value:	70.00%	50.00%

Step 1: Determine which Underlying is the lowest performing Underlying.

In this example, the Index has the lowest underlying return and is, therefore, the lowest performing Underlying.

Step 2: Determine the maturity payment amount based on the underlying return of the lowest performing Underlying.

Because the hypothetical ending value of the lowest performing Underlying is greater than its hypothetical threshold value, the maturity payment amount per security would be equal to the principal amount of $1,000 plus a positive return equal to the greater of:

(i) the contingent minimum return of $441.50; and

(ii) $1,000 × underlying return of the lowest performing Underlying × upside participation rate

$1,000 × 50.00% × 100%

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the Russell 2000® Index due November 30, 2029

= $500.00

On the stated maturity date, you would receive $1,500.00 per security, which is the maximum maturity payment amount

Example 3. Maturity payment amount is greater than the principal amount and reflects a return equal to the contingent minimum return, even though the ending value of the lowest performing Underlying is less than its starting value but is greater than its threshold value:

	iShares® MSCI EAFE ETF	Russell 2000® Index
Hypothetical starting value:	$100.00	100.00
Hypothetical ending value:	$80.00	90.00
Hypothetical threshold value:	$75.00	75.00
Hypothetical underlying return (ending value – starting value)/starting value:	-20.00%	-10.00%

Step 1: Determine which Underlying is the lowest performing Underlying.

In this example, the Fund has the lowest underlying return and is, therefore, the lowest performing Underlying.

Step 2: Determine the maturity payment amount based on the underlying return of the lowest performing Underlying.

Because the hypothetical ending value of the lowest performing Underlying is greater than its hypothetical threshold value, the maturity payment amount per security would be equal to the principal amount of $1,000 plus a positive return equal to the greater of:

(i) the contingent minimum return of $441.50; and

(ii) $1,000 × underlying return of the lowest performing Underlying × upside participation rate

$1,000 × -20.00% × 100%

= -$200.00

On the stated maturity date, you would receive $1,441.50 per security.

Example 4. Maturity payment amount is less than the principal amount:

	iShares® MSCI EAFE ETF	Russell 2000® Index
Hypothetical starting value:	$100.00	100.00
Hypothetical ending value:	$80.00	40.00
Hypothetical threshold value:	$75.00	75.00
Hypothetical underlying return (ending value – starting value)/starting value:	-20.00%	-60.00%

Step 1: Determine which Underlying is the lowest performing Underlying.

In this example, the Index has the lowest underlying return and is, therefore, the lowest performing Underlying.

Step 2: Determine the maturity payment amount based on the underlying return of the lowest performing Underlying.

Because the hypothetical ending value of the lowest performing Underlying is less than its hypothetical threshold value, you would lose a portion of the principal amount of your securities and receive the maturity payment amount equal to:

$1,000 + ($1,000 × underlying return of the lowest performing Underlying)

$1,000 + ($1,000 × -60.00%)

= $400.00

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the Russell 2000® Index due November 30, 2029

On the stated maturity date, you would receive $400.00 per security.

This example illustrates that you will be fully exposed to a decrease in the lowest performing Underlying if the ending value of the lowest performing Underlying is less than its threshold value, even if the ending value of the other Underlying has appreciated or have not declined below their respective threshold values.

If the ending value of the lowest performing Underlying is less than its threshold value, you will lose more than 25%, and possibly all, of your principal amount at maturity.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the Russell 2000® Index due November 30, 2029

The iShares® MSCI EAFE ETF

The Fund is an exchange-traded fund of iShares® Trust, a registered investment company, that seeks to track the investment results, before fees and expenses, of an index composed of large- and mid-capitalization developed market equities, excluding the United States and Canada, which we refer to as the fund underlying index with respect to the Fund. The fund underlying index with respect to the Fund is currently the MSCI EAFE® Index. The MSCI EAFE® Index is a free float-adjusted market capitalization index intended to measure the equity market performance of certain developed markets, excluding the United States and Canada. For additional information about the Fund, see “Fund Descriptions — The iShares® ETFs” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the Fund based on the daily historical closing prices of the Fund from January 2, 2019 through November 15, 2024. The closing price of the Fund on November 15, 2024 was $77.13. We obtained the closing prices above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices above and below may have been adjusted by Bloomberg for actions taken by the Fund, such as stock splits.

The historical closing prices of the Fund should not be taken as an indication of future performance, and no assurance can be given as to the closing price of the Fund on the pricing date or the calculation day. There can be no assurance that the performance of the Fund will result in the return of any of your principal amount.

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the Russell 2000® Index due November 30, 2029

The Russell 2000® Index

The Index consists of the middle 2,000 companies included in the Russell 3000E™ Index and, as a result of the index calculation methodology, consists of the smallest 2,000 companies included in the Russell 3000® Index. The Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Index, see the information set forth under “Equity Index Descriptions — The Russell Indices” in the accompanying Underlying supplement.

Historical Information

The following graph sets forth the historical performance of the Index based on the daily historical closing values of the Index from January 2, 2019 through November 15, 2024. The closing value of the Index on November 15, 2024 was 2,303.835. We obtained the closing values above and below from Bloomberg, without independent verification.

The historical closing values of the Index should not be taken as an indication of future performance, and no assurance can be given as to the closing value of the Index on the pricing date or the calculation day. There can be no assurance that the performance of the Index will result in the return of any of your principal amount.

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the Russell 2000® Index due November 30, 2029

Tax Considerations

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. WF-1-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of securities.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the securities as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, subject to the possible application of the “constructive ownership” rules, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the issue price. The securities could be treated as “constructive ownership transactions” within the meaning of Section 1260 of the Code, in which case any gain recognized in respect of the securities that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over your holding period for the securities. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the securities. Accordingly, U.S. Holders should consult their tax advisers regarding the potential application of the constructive ownership rules.

However, the IRS or a court may not respect the treatment of the securities described above, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our representation that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel believes that these regulations should not apply to the securities with regard to non-U.S. Holders, and we have determined to treat the securities as not being subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the securities. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.